EXHIBIT (a)(21)

WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the charter of the Corporation (the “Charter”), and by Section 2-208 of the Maryland General Corporation Law, the Board, by duly adopted resolutions, reclassified and redesignated 500,000,000 authorized but unissued shares of common stock of the Corporation, $.001 par value per share (“Common Stock”) previously classified as “Western Asset Limited Duration Bond Fund, Class A Shares”, as shares of Common Stock of a class to be known as “Western Asset Macro Opportunities Fund, Class A Shares”, reclassified and redesignated 500,000,000 authorized but unissued shares of Common Stock of the class known as “Western Asset Limited Duration Bond Fund, Class C Shares” as shares of Common Stock of a class to be known as “Western Asset Macro Opportunities Fund, Class C Shares”, reclassified and redesignated 500,000,000 authorized but unissued shares of Common Stock of the class known as “Western Asset Limited Duration Bond Fund, Class FI Shares” as shares of Common Stock of a class to be known as “Western Asset Macro Opportunities Fund, Class FI Shares”, reclassified and redesignated 500,000,000 authorized but unissued shares of Common Stock of the class known as “Western Asset Limited Duration Bond Fund, Class I Shares” as shares of Common Stock of a class to be known as “Western Asset Macro Opportunities Fund, Class I Shares”, and reclassified and redesignated 500,000,000 authorized but unissued shares of Common Stock of the class known as “Western Asset Limited Duration Bond Fund, Class IS Shares” as shares of Common Stock of a class to be known as “Western Asset Macro Opportunities Fund, Class IS Shares”.

SECOND:    Each Class A, Class C, Class FI, Class I and Class IS share of the series of Common Stock designated as Western Asset Macro Opportunities Fund (the “Fund”), and each share of any class of shares created in the future of the Fund, shall represent an investment in the same pool of assets as every other share of the Fund and shall have the same preferences, conversion, exchange and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in the Charter and Multiple Class (Rule 18f-3) Plan and as set forth below:

(1)    For the Fund, the net asset value of each class of shares shall be calculated separately from each class of shares of an existing series of the Corporation or any class of shares created in the future of such a series or future series of the Corporation (each, a “series”). In calculating the net asset value of the Fund,

(a)    Each class shall be charged with the transfer agency fees attributable to that class, recordkeeping fees attributable to that class, sub-accounting fees attributable to that class, Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, shareholder servicing expenses attributable to that class and postage expenses related to distributing material such as shareholder reports, prospectuses and proxy materials to holders of that class (collectively, “Class-Level Expenses”), if any, and not with the Class-Level Expenses attributable to any other class; and

(b)    All other fees and expenses applicable to the Fund shall be charged to all classes of the Fund, in the proportion that the net asset value of that class bears to the net asset value of the Fund, except as otherwise may be required by applicable law;

(2)    For the Fund, dividends and other distributions shall be paid on shares of each class of shares at the same time. The amounts of all dividends and other distributions for the Fund shall be calculated separately for each class of shares. In calculating the amount of any dividend or other distribution,

(a)    Each class shall be charged with the Class-Level Expenses attributable to that class, if any, and not with the Class-Level Expenses attributable to any other class; and

(c)    All other fees and expenses applicable to the Fund shall be charged to each class of the Fund, in the proportion that the net asset value of that class bears to the net asset value of the Fund, except as may be required by applicable law;

(3)    Each class of the Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement, and each class of the Fund shall have separate voting rights on any matter submitted to shareholders in which the interests of one class of the Fund differ from the interests of any other class of the Fund. On all other matters, all classes of the Fund shall vote together, and every share of the Fund, regardless of class, shall have an equal vote with every other share of the New Fund.

THIRD:    As of the filing of these Articles Supplementary, the Corporation has authority to issue thirty-seven billion two hundred million (37,200,000,000) shares of Common Stock, having an aggregate par value of thirty-seven million two hundred thousand dollars ($37,200,000). These shares are classified as follows:

Designation	Number of Shares

Western Asset Asian Opportunities Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Enhanced Equity Fund	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares
250,000,000 Class A Shares
250,000,000 Class C Shares
250,000,000 Class R Shares

Western Asset Money Market Portfolio	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Class I Shares
50,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset Global Multi-Sector Fund	100,000,000 Class I Shares
100,000,000 Class FI Shares
100,000,000 Class IS Shares
100,000,000 Class A Shares
100,000,000 Class C Shares
100,000,000 Class R Shares

Western Asset Intermediate Bond Fund	500,000,000 Class I Shares
300,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Total Return Unconstrained Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Core Bond Fund	1,000,000,000 Class I Shares
500,000,000 Class FI Shares
1,000,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class C1 Shares

Western Asset Core Plus Bond Fund	2,700,000,000 Class I Shares
500,000,000 Class FI Shares
2,700,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class C1 Shares

Western Asset High Yield Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Inflation Indexed Plus Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares
500,000,000 Class C1 Shares

Western Asset Macro Opportunities Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares

Western Asset Global Government Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Limited Duration Bond Fund	500,000,000 Class R Shares

Common Stock	100,000,000
(without classification)

FOURTH:    These Articles Supplementary do not change the aggregate number of shares of Common Stock that the Corporation has authority to issue.

FIFTH:    The undersigned President and Chief Executive Officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Assistant Secretary on this 11th day of July, 2013.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/ Richard M. Wachterman	By:	/s/ Kenneth D. Fuller
Richard M. Wachterman Assistant Secretary		Kenneth D. Fuller President and Chief Executive Officer